CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the use of our report incorporated by reference herein dated May 30, 2012 on the financial statements of Two Oaks Diversified Growth and Income Fund, a series of Northern Lights Fund Trust II, as of March 31, 2012 and to the references to our firm in the Prospectus and the Statement of Additional Information in this Post-Effective Amendment to the Northern Lights Fund Trust II Registration Statement on Form N-1A.

Cohen Fund Audit Services, Ltd.

Westlake, Ohio

July 27, 2012